Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is being delivered to Pontifax (Cayman) III Limited Partnership, Pontifax (Israel) III Limited Partnership, Pontifax (Israel) IV Limited Partnership, Pontifax (Cayman) IV Limited Partnership and Pontifax (China) IV Limited Partnership (collectively, “Pontifax”), Dr. Phillip Frost (“Frost”), and additional investors as specified in Schedule A of this Agreement. Each of Pontifax, Frost, and the additional investors shall be referred hereinafter as the “Subscriber” and collectively the "Subscribers" in connection with their investment in the securities of Sevion Therapeutics, Inc., a Delaware corporation (the “Company”). The Company is conducting a private placement (the “Offering”) of up to Twelve Million Dollars ($12,000,000) of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $0.15 per share (the “Purchase Price”). For purposes of this Agreement, the term “Securities” shall refer to the Shares. This Agreement is entered into in parallel and pursuant to the Share Purchase Agreement dated as of May 22, 2017 between the Subscribers and Eloxx Pharmaceuticals Ltd. ("Eloxx" and "Eloxx SPA" respectively), as subsequently amended.

IMPORTANT INVESTOR NOTICES

NO OFFERING LITERATURE OR ADVERTISEMENT IN ANY FORM MAY BE RELIED UPON IN THE OFFERING OF THESE SECURITIES EXCEPT FOR THIS SUBSCRIPTION AGREEMENT AND ANY SUPPLEMENTS HERETO, AND NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS EXCEPT THOSE CONTAINED HEREIN.

THIS AGREEMENT IS CONFIDENTIAL AND THE CONTENTS HEREOF MAY NOT BE REPRODUCED, DISTRIBUTED OR DIVULGED BY OR TO ANY PERSONS OTHER THAN THE RECIPIENT OR ITS REPRESENTATIVE, ACCOUNTANT OR LEGAL COUNSEL, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY. EACH PERSON WHO ACCEPTS DELIVERY OF THIS AGREEMENT, ACKNOWLEDGES AND AGREES TO THE FOREGOING RESTRICTIONS.

THIS AGREEMENT DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT YOU MAY DESIRE IN EVALUATING THE COMPANY, OR AN INVESTMENT IN THE OFFERING. THIS AGREEMENT DOES NOT CONTAIN ALL OF THE INFORMATION THAT WOULD NORMALLY APPEAR IN A PROSPECTUS FOR AN OFFERING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). YOU MUST CONDUCT AND RELY ON YOUR OWN EVALUATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED, IN DECIDING WHETHER TO INVEST IN THE OFFERING.

THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION OF AN OFFER TO ANY PERSON OR IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS UNLAWFUL OR NOT AUTHORIZED. EACH PERSON WHO ACCEPTS DELIVERY OF THIS AGREEMENT AGREES TO RETURN IT AND ALL RELATED DOCUMENTS IF SUCH PERSON DOES NOT PURCHASE ANY OF THE SECURITIES DESCRIBED HEREIN.

NEITHER THE DELIVERY OF THIS AGREEMENT AT ANY TIME NOR ANY SALE OF SECURITIES HEREUNDER SHALL IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THE COMPANY WILL EXTEND TO EACH PROSPECTIVE SUBSCRIBER (AND TO ITS REPRESENTATIVE, ACCOUNTANT OR LEGAL COUNSEL, IF ANY) THE OPPORTUNITY, PRIOR TO ITS PURCHASE OF SHARES, TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE OFFERING AND TO OBTAIN ADDITIONAL INFORMATION, TO THE EXTENT THE COMPANY POSSESSES THE SAME OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN. ALL SUCH ADDITIONAL INFORMATION SHALL ONLY BE PROVIDED IN WRITING AND IDENTIFIED AS SUCH BY THE COMPANY THROUGH ITS DULY AUTHORIZED OFFICERS AND/OR DIRECTORS ALONE; NO ORAL INFORMATION OR INFORMATION PROVIDED BY ANY BROKER OR THIRD PARTY MAY BE RELIED UPON.

NO REPRESENTATIONS, WARRANTIES OR ASSURANCES OF ANY KIND ARE MADE OR SHOULD BE INFERRED WITH RESPECT TO THE ECONOMIC RETURN, IF ANY, THAT MAY ACCRUE TO AN INVESTOR IN THE COMPANY.

THIS AGREEMENT CONTAINS FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY’S PERFORMANCE, STRATEGY, PLANS, OBJECTIVES, EXPECTATIONS, BELIEFS AND INTENTIONS. THE OUTCOME OF THE EVENTS DESCRIBED IN THESE FORWARD-LOOKING STATEMENTS IS SUBJECT TO SUBSTANTIAL RISKS, AND ACTUAL RESULTS COULD DIFFER MATERIALLY. THE SECTIONS ENTITLED “EXECUTIVE SUMMARY,” “RISK FACTORS,” AND “DESCRIPTION OF BUSINESS,” IN ANY SECURITIES AND EXCHANGE COMMISSION (“SEC”) FILING OR REPORT, AS WELL AS THIS AGREEMENT GENERALLY, CONTAIN DISCUSSIONS OF SOME OF THE FACTORS THAT COULD CONTRIBUTE TO THESE DIFFERENCES.

FOR RESIDENTS OF ALL STATES

THIS OFFERING IS BEING MADE SOLELY TO “ACCREDITED INVESTORS,” AS SUCH TERM IS DEFINED IN RULE 501 OF REGULATION D UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(a)(2) THEREUNDER AND REGULATION D (RULE 506) OF THE SECURITIES ACT AND CORRESPONDING PROVISIONS OF STATE SECURITIES LAWS.

THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROSPECTIVE SUBSCRIBERS SHOULD NOT CONSTRUE THE CONTENTS OF THIS AGREEMENT AS INVESTMENT, LEGAL, BUSINESS, OR TAX ADVICE. EACH SUBSCRIBER SHOULD CONTACT HIS, HER OR ITS OWN ADVISORS REGARDING THE APPROPRIATENESS OF THIS INVESTMENT AND THE TAX CONSEQUENCES THEREOF, WHICH MAY DIFFER DEPENDING ON A SUBSCRIBER’S PARTICULAR FINANCIAL SITUATION. IN NO EVENT SHOULD THIS AGREEMENT BE DEEMED OR CONSIDERED TO BE TAX ADVICE PROVIDED BY THE COMPANY.

FOR FLORIDA RESIDENTS ONLY

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER § 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH SUBSCRIBER TO THE COMPANY, AN AGENT OF THE COMPANY, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH SUBSCRIBER, WHICHEVER OCCURS LATER.

1.       SUBSCRIPTION AND PURCHASE PRICE

(a)       Subscription. Subject to and upon Closing, each Subscriber shall purchase the number of Shares indicated on Schedule A opposite its name on the terms and conditions described herein and the Company shall issue to such Subscriber such number of Shares as set forth opposite such Subscriber's name on Schedule A. The aggregate amount invested hereunder shall be equal to up to US $12,000,000 (the “Aggregate Purchase Price”) and Schedule A shall be amended from time to time to the extent that any investor joins the Eloxx SPA upon the deferred closing thereunder.

(b)       Purchase of Shares. Each Subscriber understands and acknowledges that the purchase price to be remitted to the Company in exchange for the Shares shall be set at $0.15 per Share, for an aggregate purchase price as set forth opposite such Subscriber's name on Schedule A. Upon Closing, each Subscriber, severally and not jointly, undertakes to pay its respective portion of the Aggregate Purchase Price as set forth in Schedule A in United States Dollars, by wire transfer of immediately available funds delivered to the Company pursuant to the wiring instructions set forth on Exhibit A attached hereto. Each Subscriber understands and agrees that, subject to applicable laws, by executing this Agreement, it is entering into a binding agreement.

2.       Closing

(b)       Closing. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall take place immediately prior to the closing of the agreement by and among the Company, Sevion Sub Israel Ltd., a wholly-owned Israeli subsidiary of the Company (the “Acquisition Sub”), and Eloxx, whereby Acquisition Sub will merge with and into Eloxx, with Eloxx surviving as a wholly-owned subsidiary of the Company (the "Merger" and “Merger Agreement”, respectively), but in any event not later than December 31, 2017 promptly following the satisfaction of the conditions set forth in Section 6 below, as determined by the Company and the Majority Subscribers (as defined in Section 5(c)) (the “Closing Date”). The Shares purchased by the Subscriber will be delivered by the Company promptly following the Closing Date of the Offering.

(d)       Extraordinary Events Regarding Common Stock. In the event that between the date hereof and the Closing, the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein. The number of Shares that the Subscriber shall thereafter be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section) be issuable by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section) be in effect, and (b) the denominator is the Purchase Price then in effect.

(e)       Certificate as to Adjustments. In each case of any adjustment or readjustment in the Shares, the Company, at its expense, will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms hereof and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such certificate to the Subscriber.

3.       THE SUBSCRIBER’s Representations, Warranties AND cOVENANTS

Each Subscriber, severally and not jointly, hereby acknowledges, agrees with and represents, warrants and covenants to the Company, as follows:

(a)       The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)       The Subscriber acknowledges its understanding that the Offering and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”). In furtherance thereof, the Subscriber represents and warrants to the Company and its affiliates as follows:

(i)       The Subscriber realizes that the basis for the exemption from registration may not be available if, notwithstanding the Subscriber’s representations contained herein, the Subscriber is merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Subscriber does not have any such intention.

(ii)       The Subscriber realizes that the basis for exemption would not be available if the Offering is part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws, except sales pursuant to a registration statement or sales that are exempted under the Securities Act.

(iii)       The Subscriber is acquiring the Securities solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Securities.

(iv)       The Subscriber has the financial ability to bear the economic risk of the Subscriber’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.

(v)       The Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities. If other than an individual, the Subscriber also represents it has not been organized solely for the purpose of acquiring the Securities.

(c)       The Subscriber is not relying on the Company or any of its employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in this investment. The Subscriber has relied on the advice of, or has consulted with, only its Advisors. Each Advisor, if any, has disclosed to the Subscriber in writing (a copy of which is annexed to this Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between the Advisor and the Company or any affiliate or sub-agent thereof.

(d)       The Subscriber has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of the Subscriber’s entire investment. Among other things, the Subscriber has carefully considered each of the risks described under the heading “Risk Factors” in the Company’s SEC Documents (as defined below) and any additional disclosures in the nature of risk factors described herein.

(e)       The Subscriber will not sell or otherwise transfer any Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Subscriber is aware that the Securities are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Subscriber also understands that the Company is under no obligation to register the Securities on behalf of the Subscriber or to assist the Subscriber in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Subscriber understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

(f)       No oral or written representations or warranties have been made, or information furnished, to the Subscriber or its Advisors, if any, by the Company or any of its officers, employees, agents, sub-agents, affiliates, advisors or subsidiaries in connection with the Offering, other than any representations of the Company contained herein, and in subscribing for the Shares the Subscriber is not relying upon any representations other than those contained herein.

(g)       The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to the Subscriber’s net worth, and an investment in the Securities will not cause such overall commitment to become excessive.

(h)       The Subscriber understands and agrees that the certificates for the Securities shall bear substantially the following legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i)       Certificates evidencing Securities shall not be required to contain the legend set forth in Section 3(h) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 and the Subscriber is not an affiliate of the Company (provided that the Subscriber provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Subscriber’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Subscriber provides the Company with an opinion of counsel (at the expense of the Company), in a form generally acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Subscriber to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Subscriber as may be required above in this Section 3(i), as directed by the Subscriber, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Stock to which the Subscriber shall be entitled under this Agreement to the Subscriber’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Subscriber, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Subscriber or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(j)       Neither the SEC nor any state securities commission has approved the Securities or passed upon or endorsed the merits of the Offering. There is no government or other insurance covering any of the Securities.

(k)       The Subscriber and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Subscriber and its Advisors, if any.

(l)            (i) In making the decision to invest in the Securities the Subscriber has relied solely upon the information provided by the Company in this Agreement and any other agreement entered into between the Subscriber and the Company, or between the Subscriber and Eloxx (collectively, the “Transaction Documents”). To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Securities other than the Transaction Documents.

(ii)       The Subscriber represents and warrants that no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising; or (C) observe any website or filing of the Company with the SEC in which any offering of securities by the Company was described and as a result learned of any offering of securities by the Company.

(m)       The Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or the like relating to this Agreement or the transactions contemplated hereby.

(n)       The Subscriber is not relying on the Company or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Subscriber has relied on the advice of, or has consulted with, only its own Advisors.

(o)        The Subscriber acknowledges that any estimates or forward-looking statements or projections furnished by the Company to the Subscriber were prepared by the management of the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or its management and should not be relied upon.

(p)       No oral or written representations have been made, or oral or written information furnished, to the Subscriber or its Advisors, if any, in connection with the Offering that are in any way inconsistent with the information contained herein.

(q)       (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber or Plan fiduciary (i) is responsible for the decision to invest in the Company; (ii) is independent of the Company and any of its affiliates; (iii) is qualified to make such investment decision; and (iv) in making such decision, the Subscriber or Plan fiduciary has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(s)       The Subscriber is an “Accredited Investor” as defined in Rule 501(a) under the Securities Act. In general, an “Accredited Investor” is deemed to be an institution with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 (excluding such person’s residence) or annual income exceeding $200,000 or $300,000 jointly with his or her spouse.

(t)       The Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Offering, and has so evaluated the merits and risks of such investment. The Subscriber has not authorized any person or entity to act as its Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with the Offering. The Subscriber is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.       THE COMPANY’S Representations, Warranties and Covenants

The Company hereby acknowledges, agrees with and represents, warrants and covenants to each Subscriber, as follows:

(a)       Organization and Qualification

Other than as set forth in the Company’s SEC Documents (as defined below), each of the Company and each of its Subsidiaries (as defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, either individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than as set forth in the Company’s SEC Documents, the Company has no Subsidiaries. “Subsidiaries” means any Person (as defined below) in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”; and “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(b)       Authorization; Enforcement; Validity

The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) have been duly authorized by the Board of Directors, and (other than (i) the filing with the SEC of a Form D under Regulation D of the Securities Act (ii) the 8-K Filing (as defined below), (iii) any action necessary in order to qualify the Securities, and any other filings as may be required by any state securities agencies and/or applicable blue sky laws, and (iv) if applicable, the listing of the Shares on the Principal Market (as defined below)) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be, prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c)       Issuance of Securities

The issuance of the Securities is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 100% of the number of shares of Common Stock issuable pursuant to the Transaction Documents. The issuance of the Securities are duly authorized, and upon issuance in accordance with the applicable Transaction Documents, will be validly issued, fully paid and non-assessable and, except as disclosed in the Company’s SEC Documents, free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Subscribers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(d)       No Conflicts

The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of the Company’s amended and restated certificate of incorporation (the “Charter”) (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the Company’s amended and restated bylaws (the “Bylaws”) or the bylaws any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the “Principal Market”) and including all applicable federal and provincial laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected other than, in the case of clause (ii) above, such conflicts, defaults or rights that could not reasonably be expected to have a Material Adverse Effect.

(e)       Consents

Neither the Company nor any Subsidiary is required to obtain any consent from authorization or order of, or make any filing or registration with (other than the filing with the SEC of a Form D and any other filings as may be required by any state securities agencies) any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to each Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)       Acknowledgment Regarding Subscriber’s Purchase of Securities

The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that, other than as disclosed in the Company’s SEC Documents, no Subscriber is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, is an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Company further acknowledges that no Subscriber is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Subscriber or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Subscriber’s purchase of the Securities. The Company further represents to each Subscriber that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)       No General Solicitation; Placement Agent’s Fees

Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Subscriber or its investment advisor) relating to or arising out of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)       No Integrated Offering

None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i)       Dilutive Effect

The Company understands and acknowledges that the number of Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Securities in accordance with this Agreement is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)       Application of Takeover Protections; Rights Agreement

The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Charter, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Subscriber as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Subscriber’s ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k)       SEC Documents; Financial Statements

Except as described in the Company’s SEC Documents, during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), taking into account all permissible extensions. True, correct and complete copies of each of the SEC Documents are available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company by its authorized agents to any of the Subscribers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(l)       Absence of Certain Changes

Since the date of the Company’s most recent audited financial statements contained in its most recent Annual Report on Form 10-K (the “2016 10-K”) and except as disclosed in a subsequently filed SEC Document, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in the 2016 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any cash dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below), subject to the qualifications and assumptions set forth in the going concern disclosure in the SEC Documents. For purposes of this Section, “Insolvent” means, as of the Closing Date (I) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(m)       No Undisclosed Events, Liabilities, Developments or Circumstances

Other than the transactions contemplated hereby or as disclosed in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise) that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) would reasonably be expected to have a material adverse effect on any Subscriber’s investment hereunder or (iii) could have a Material Adverse Effect.

(n)       Conduct of Business; Regulatory Permits

Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under the Charter, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries, the Bylaws or any organizational document, certificate of formation or certificate of incorporation or bylaws of any of the Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 31, 2012, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)       Foreign Corrupt Practices

Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)       Sarbanes-Oxley Act

The Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the SEC thereunder.

(q)       Transactions With Affiliates

Except as disclosed in the SEC Documents, none of the officers, directors, employees or affiliates of the Company or any of its Subsidiaries is presently a party to any material transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(r)       Equity Capitalization

As of [May 31, 2017], the authorized capital stock of the Company consists of (i) Five Hundred Million (500,000,000) shares of Common Stock, of which, [26,920,556] shares are issued and outstanding and [25,010,766] shares are reserved for issuance pursuant to outstanding Common Stock Equivalents (as defined below), all of which are disclosed in the SEC Documents, (ii) Five Million (5,000,000) shares of preferred stock authorized, of which, [12,000 are designated as Series A Preferred Stock and of which 270 are issued and outstanding, 2,000 are designated as Series B Preferred Stock none of which are issued and outstanding, 1,228,500 are designated as Series C Preferred Stock of which 235,837 shares are issued and 225,004 are outstanding, and (iv) no shares of Common Stock are held in treasury.] All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. [2,731,433] shares of the Company’s issued and outstanding Common Stock on the date hereof are owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, except as disclosed in the SEC Documents, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Common Stock Equivalents, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). Except as disclosed in the Company’s SEC Documents, (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) and except as otherwise contemplated by this Agreement, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not reasonably be expected to have a Material Adverse Effect. The Company has furnished to the Subscribers true, correct and complete copies of the Charter and the Bylaws, and the terms of all Common Stock Equivalents and the material rights of the holders thereof in respect thereto. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(s)       Indebtedness and Other Contracts

Neither the Company nor any of its Subsidiaries (i) except as disclosed in the Company’s SEC Documents, has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness (as defined below), except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Other than as set forth in the Company’s SEC Documents, the Company has no Indebtedness owed to any Subscriber. “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t)       Absence of Litigation

Except as disclosed in the Company’s SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its Subsidiaries. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(u)       Insurance

The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)       Employee Relations

Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. Except as set forth in the Company’s SEC Documents, no executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)       Title

Except as disclosed in the SEC Documents, the Company and its Subsidiaries own no real property, and have good and marketable title to all personal property, owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company or any of its Subsidiaries.

(x)       Intellectual Property Rights

The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefore (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted, except where the failure to do so could be reasonably expected to have, individually or in the aggregate have a Material Adverse Effect. All Intellectual Property Rights of the Company and its Subsidiaries are set forth in the Company’s SEC Documents. Except as disclosed in the Company’s SEC Documents, none of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which are likely to give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y)       Environmental Laws

The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses, the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)       Subsidiary Rights

The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)     Tax Status

Except as set forth in the Company’s SEC Documents, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

(bb)     Internal Accounting and Disclosure Controls

Except as disclosed in the SEC Documents, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as disclosed in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as described in the SEC Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(cc)     Off Balance Sheet Arrangements

There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd)     Investment Company Status

The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee)     Acknowledgement Regarding Subscribers’ Trading Activity

It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, none of the Subscribers have been asked by the Company or any of its Subsidiaries to agree, nor has any Subscriber agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term other than in accordance with federal and state securities laws; (ii) any Subscriber, and counterparties in “derivative” transactions to which any such Subscriber is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Subscriber’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Subscriber shall not be deemed to have any affiliation with or control over any arm’s-length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to Section 5(c) below one or more Subscribers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff)     Manipulation of Price

Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(gg)   U.S. Real Property Holding Corporation

Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Subscribers, shall become a “U.S. real property holding corporation” within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Subscriber’s request.

(hh)   Registration Eligibility.

The Company is eligible to register the Securities for resale by the Subscribers on a Registration Statement on Form S-1 under the Securities Act.

(ii)       Transfer Taxes.

On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Subscriber hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(jj)     Bank Holding Company Act.

Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk)    Public Utility Holding Act.

None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(ll)     Federal Power Act.

None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(mm)  No Additional Agreements.

The Company does not have any agreement or understanding with any Subscriber with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(nn)   No Disqualification Events.

None of the Subscriber, the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(oo)   Illegal or Unauthorized Payments; Political Contributions.

Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(pp)   Money Laundering.

The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and executive orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(qq)   Shell Company Status.

The Company is not and has not been for a period of one (1) year prior to the Closing Date an issuer identified in Rule 144(i)(1) of the Securities Act. The Company is, and has been for a period of at least ninety (90) days, subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(rr)     Disclosure.

The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Subscribers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information regarding the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Subscribers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Subscribers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Subscriber makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

5.       OTHER AGREEMENTS OF THE PARTIES

(a)       Furnishing of Information. As long as any Subscriber owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Subscriber owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Subscribers and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is required for the Subscribers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, at the sole cost and expense of the Company including transfer agent and legal opinion fees and expenses, all to the extent required from time to time to enable such person to sell such Securities without registration under the Securities Act within the limitation of the exemptions proved by Rule 144 under the Securities Act.

(b)       Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other person that any Subscriber is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Subscriber could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Subscribers.

(c)       Securities Laws Disclosure; Publicity. The Company shall by [8:30 a.m.] EST (a) on the first Business Day after this Agreement has been executed, issue a press release disclosing the material terms of the transactions contemplated hereby and (b) within four (4) Business Days after this Agreement has been executed, file a Current Report on Form 8-K with the SEC (the “8-K Filing”), including the Transaction Documents as exhibits thereto. From and after the issuance of such press release and the 8-K Filing, the Company shall have publicly disclosed all material, non-public information delivered to any of the Subscribers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. The Company and those Subscribers investing the majority of the Aggregate Purchase Price ("Majority Subscribers") shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and no Subscriber shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Subscriber, or include the name of any Subscriber in any filing with the SEC or any regulatory agency, without the prior written consent of such Subscriber, except to the extent such disclosure is required by law, in which case the Company shall provide the Subscribers with prior notice of such disclosure. The Company understands that any such disclosure shall cause irreparable harm and each Subscriber shall be entitled to injunctive relief and liquidated damages in connection therewith.

(d)       Integration. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, after the date hereof, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Subscribers.

(e)       Reservation of Securities.

(i)       The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than 100% of the number of shares of Common Stock issuable pursuant to the Transaction Documents (the “Required Minimum”).

(ii)       If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall approve an amendment to the Charter to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum and submit such amendment to the Company’s stockholders for approval, as soon as possible and in any event not later than the sixtieth (60th) day after such date.

(iii)       The Company shall, if applicable: (i) in the time and manner required by the Principal Market, prepare and file with the Principal Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on the Principal Market as soon as possible thereafter, (iii) provide to the Subscribers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on the Principal Market. The Company will then take all commercially reasonable action necessary to continue the listing or quotation and trading of its Common Stock on the Principal Market for as long as any Subscriber holds Securities, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market at least until five years after the Closing Date. In the event the afore described listing is not continuously maintained for five years after the Closing Date (a “Listing Default”), then in addition to any other rights the Subscribers may have hereunder or under applicable law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to each Subscriber an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate Subscription Amount of Shares held by such Subscriber on the date of a Listing Default and on every thirtieth day (pro-rated for periods less than thirty days) thereafter with respect to Shares held as of each such date until the date such Listing Default is cured or Subscriber no longer holds any Shares.

(f)       Use of Proceeds. The Company anticipates using the gross proceeds from the Offering and the funds raised under the Eloxx SPA pursuant to the budget provided as part of the Eloxx SPA as may be amended from time to time.

(g)       DTC Program. From the Closing Date until such time as no Subscriber holds any of the Securities (such date, the “Release Date”), the Company shall use its best efforts to employ as the transfer agent for the Shares a participant in the Depository Trust Company Automated Securities Transfer Program (FAST) and cause the Common Stock to be transferable pursuant to such program.

(h)       Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Subscriber promptly after such filing. The availability of the filed Form D on EDGAR shall satisfy the foregoing delivery requirement. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Subscribers at the Closing pursuant to this Agreement under applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Subscribers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable blue sky laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Subscribers.

(i)       Closing Documents. On or prior to the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Subscriber executed copies of the Transaction Documents, Securities and other documents required to be delivered to any party pursuant to this Agreement.

(j)       Indemnification. The Company will indemnify and hold harmless each Subscriber and, where applicable, its directors, officers, employees, agents, advisors and shareholders (each, an “Indemnitee”), from and against any and all actual loss, liability, claim, damage and expense (including, but not limited to, any and all fees, costs and expenses reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents (other than those entered into between the Subscriber and Eloxx), (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents (other than those between the subscriber and Eloxx) or, (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents (other than those entered into between the Subscriber and Eloxx), (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) the status of such Subscriber or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents (other than those entered into between the Subscriber and Eloxx) or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(k)       Fees. Each party shall be responsible for its own fees and expenses; provided, that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, the costs associated with any legal opinions required to be rendered to the Company’s transfer agent in connection with the lifting of any legends on the Securities, DTC fees or broker’s commissions (other than for Persons engaged by any Subscriber) relating to or arising out of the transactions contemplated hereby. The Company (subject to the foregoing qualification) shall pay, and hold each Subscriber harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(l)       Registration Rights and Standstill. Each Subscriber shall have the same registration rights as specified in Article 8 of the Merger Agreement as such Subscriber would have if it were a party to the Merger Agreement together with all current shareholders of Eloxx (including the Subscriber in connection with its investment in Eloxx).

(m)       Lock-Up Agreements. Prior to the Closing Date, the Company shall have received a lock-up agreement from each Subscriber in such form as mutually agreed to by the parties.

(n)       Ordinary Course. From the date hereof and until the Closing the Company shall conduct its business solely in the ordinary course of business, and, among other things, shall not without the prior consent of Eloxx, make any distribution of any kind to its shareholders or enter into any transaction with any officer, director, employee or shareholder of the Company or any affiliate or any person who the Company is aware is a family member of any such person or entity, or enter into any transaction not in the ordinary course of business, other than as contemplated under this Agreement.

(o)       Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

6.       CONDITIONS TO CLOSING

The Closing of the sale of the Shares is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date:

(i)       as of the Closing, no legal action, suit or proceeding shall be pending against the Company that seeks to restrain or prohibit the transactions contemplated by this Agreement;

(ii)       the representations and warranties of the Company and the Subscribers contained in this Agreement shall have been true and correct in all material respects on the date of this Agreement (except whether such representations are qualified by material or material adverse effect, which shall be true and correct in all respects) and shall be true and correct as of the Closing as if made on the Closing Date and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company in connection with the consummation of the transactions contemplated by the Transaction Documents at or prior to the Closing Date and the Company shall deliver a certificate, executed by its Chief Executive Officer, dated as of the Closing Date, certifying that the foregoing is true;

(iii)       the Company shall deliver to the Subscribers, a certificate from the Company, signed by its Secretary or Assistant Secretary, including incumbency specimen signatures of any signatory of any Transaction Document of the Company and certifying that the attached copies of the Charter and the Bylaws, and resolutions of the Board of Directors of the Company approving this Offering, are all true, complete and correct and remain in full force and effect;

(iv)       The Company and Eloxx shall have provided the Subscribers with evidence that the closing of the Merger will occur immediately after the Closing hereunder.

(v)       Each Subscriber transferred to the Company its respective portion of the Aggregate Purchase Price, and the Aggregate Purchase Price shall not be less than US $10,000,000.

7.	MISCELLANEOUS PROVISIONS

(a)       All parties hereto have been represented by counsel, and no inference shall be drawn in favor of or against any party by virtue of the fact that such party’s counsel was or was not the principal draftsman of this Agreement.

(b)       Each of the parties hereto shall be responsible to pay the costs and expenses of its own legal counsel in connection with the preparation and review of this Agreement and related documentation.

(c)       Neither this Agreement, nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

(d)       The representations, warranties and agreement of each Subscriber and the Company made in this Agreement shall not survive the Closing, with the exception of Sections 5(m) and 5(n), which shall survive the Closing.

(e)       Any party may send any notice, request, demand, claim or other communication hereunder to the Subscriber at the address set forth on the signature page of this Agreement or to the Company at its primary office (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.

(f)       Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns. If any Subscriber is more than one person or entity, the obligation of any Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by, and be binding upon, each such person or entity and its heirs, executors, administrators, successors, legal representatives and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

(g)       This Agreement is not transferable or assignable by the Company.

(h)       The Company hereby represents and warrants as of the date hereof and as of the Closing Date that none of the terms offered to any Person with respect to any offer, sale or subscription of Securities (each a "Subscription Document"), is or will be more favorable to such Person than those of the Subscriber and this Agreement shall be, without any further action by the Subscriber or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Subscriber shall receive the benefit of the more favorable terms contained in such Subscription Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Transaction Documents (other than those entered into between the Subscriber and Eloxx)) as the Subscriber may reasonably request to further effectuate the foregoing.

(i)       Except as otherwise provided herein, this Agreement shall not be changed, modified or amended and no right hereunder shall be waived, except in writing signed by both (a) the Company and (b) the Majority Subscribers. Eloxx shall be deemed a third party beneficiary of this Section 7(i) and this Agreement cannot be amended, changed or waived without its consent.

(j)       This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

(k)       The Company and each Subscriber hereby agree that any dispute that may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in San Diego, California, and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of California with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, postage prepaid, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

(l)       WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

(m)       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

To subscribe for Common Stock

SEVION THERAPEUTICS, INC.

1.	Date and Fill in the number of shares at a purchase price of $0.15 per share (the “Purchase Price”) (of the Company’s common stock, par value $0.01 per share (the “Common Stock”) being subscribed for and Complete and Sign the Signature Page included in this Subscription Agreement.

2.	Initial the Accredited Investor Certification attached to this Subscription Agreement.

3.	Complete and Sign the Signature Page attached to this Subscription Agreement.

4.	Complete and Return the attached Investor Questionnaire and, if applicable, Wire Transfer Authorization attached to this Subscription Agreement.

5.	Return all forms to your Account Executive and then send all signed original documents with a check (if applicable) to:

6.	Please make your subscription payment payable to the order of “Sevion Therapeutics, Inc.”

For wiring funds, use the following instructions:

ANTI-MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs. To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

 SEVION THERAPEUTICS, INC.

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

Purchaser hereby elects to purchase a total of $_________________, representing ________ ______shares, with each share multiplied by $0.15 (Purchase Price) equal to the aggregate purchase price (NOTE: to be completed by the Purchaser).

Date (NOTE: To be completed by the Purchaser): __________________, 2017

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Print Name(s)	Social Security Number(s)

Signature of Purchaser	Signature of Co-Purchaser (if applicable):

Address:

Date

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Federal Taxpayer
Name of Partnership,	Identification Number
Corporation, Limited
Liability Company or Trust

By:
Name:	State of Organization
Title:

Address:

Date

AGREED AND ACCEPTED:

SEVION THERAPEUTICS, INC.

By:
	Name:	Date:
Title: